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                                                                    EXHIBIT 8.01
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                              CADWALADER, WICKERSHAM & TAFT
                                   100 Maiden Lane
                                 New York, NY  10038

                                     July 29, 1998

Dean Witter Reynolds Inc.
Demeter Management Corporation
Two World Trade Center
62nd Floor
New York, NY  10048

          Re:  Morgan Stanley Dean Witter Charter Graham L.P.;
               Morgan Stanley Dean Witter Charter Millburn L.P.; and Morgan Stanley Dean Witter Charter Welton L.P.

Ladies and Gentlemen:

          We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of Registration Statements on Form S-1 (each a "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 3,000,000 units of limited partnership interest ("Units") of each of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., each a Delaware limited partnership (each, a "Partnership"). We have also examined such documents, records, and applicable law as we have deemed necessary for purposes of rendering this opinion.

          Based upon the foregoing, we hereby confirm our opinion under the heading "Material Federal Income Tax Considerations" in the common prospectus constituting a part of each Registration Statement (the "Prospectus") that each Partnership will be taxed as a partnership for federal income tax purposes. We also confirm our opinion that the descriptions set forth under the heading "Material Federal Income Tax Considerations" in the Prospectus correctly describes the material federal income tax consequences to United States taxpayers who are individuals of acquiring, owning, and disposing of Units.

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Dean Witter Reynolds Inc.                                        July 29, 1998
Demeter Management Corporation


          We hereby consent to the filing of this opinion as an exhibit to each Registration Statement, and to the references made to us in the Prospectus under the captions "Summary of the Prospectus--Tax Considerations," "Risk Factors -- Taxation and Regulatory Risks," "Purchases by Employee Benefit Plans -- ERISA Considerations," "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "Legal Matters."

                                       Very truly yours,

                                       /s/ Cadwalader, Wickersham & Taft

                                       CADWALADER, WICKERSHAM & TAFT



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